Exhibit 10.1(d)

FOURTH AMENDMENT OF LEASE

This Fourth Amendment of Lease is made as of October 3, 2000 by and between James H. Mitchell, not individually but as Trustee of New Providence Realty Trust (“Lessor”) and ImmunoGen, Inc. (“Lessee”).

Whereas, Lessor is the lessor and Lessee is the successor lessee under that certain Lease dated June 21, 1988, as amended (collectively the “Lease”) relating to portions of the first floor (the “Leased Premises”) in the South Building located at 333 Providence Highway, Norwood, Massachusetts, (the “Property”), as more fully described in the Lease, and as shown on the attached “Leasing Plan”.

Now therefore, in consideration of $1.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the undersigned unto the other, the parties agree to amend and modify the Lease as follows.

1.                                      Effective November 1, 2000 the Leased Premises shall be expanded by 13,200 square feet from the existing 17,550 square feet, for a total Leased Premises area deemed to be 30,750 square feet.  The expanded area shall be the premises formerly occupied by Flooring America, as shown on the attached “Leasing Plan”.

2.                                      The term of the lease shall be extended to expire on June 30, 2008.

3.                                      Effective November 1, 2000 the annual base rent payable to Lessor as described in the Lease shall be $353,706.00 for the period November 1, 2000 through June 30, 2003, payable in equal monthly installments of $29,475.50 and the monthly payments on account of the estimated real estate taxes and common area charges due Lessor under the lease shall initially be $5,765.63, for a total initial monthly payment of $35,241.13

Effective July 1, 2003 the annual base rent payable to Lessor as described in the Lease shall be $430,500.00 for the period July 1, 2003 through June 30, 2008, payable in equal monthly installments of 35,875.00, plus the monthly payments then due on account of the estimated real estate taxes and common area charges due Lessor under the lease.

4.                                      The total building area is 80,666 square feet, and the new Pro Rata Share, as defined under the Lease, shall be 38.12%.

5.                                      In all other respects the Lease shall remain in full force and effect, unchanged.

6.                                      Time is of the essence to this Fourth Amendment.

Executed as a sealed instrument as of the date first written above.

LESSOR:
NEW PROVIDENCE REALTY TRUST

By:	/s/ James H. Mitchell
James H. Mitchell, its Trustee and not individually

LESSEE:
IMMUNOGEN, INC.

By:	/s/ Mitchel Sayare
Name:

	Title:	CEO